Exhibit 4.7A

FIRST AMENDMENT TO SECURITY AGREEMENT
(U.S. DOMICILED LOAN PARTIES)

This FIRST AMENDMENT TO SECURITY AGREEMENT (U.S. DOMICILED LOAN PARTIES) (this “Amendment”) dated as of September 12, 2012, amends that certain Security Agreement dated as of May 31, 2011 (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), each of the subsidiaries of the U.S. Borrower listed on Annex A thereto or that has become a party thereto pursuant to Section 8.13 thereof (each such subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the U.S. Borrower are referred to collectively as the “Grantors”), and BANK OF AMERICA, N.A., as administrative agent (hereinafter, in such capacity together with its successors and assigns, the “Agent”) under the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS, the U.S. Borrower and Clean Harbors Industrial Services Canada, Inc., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), have entered into that certain Third Amended and Restated Credit Agreement dated as of May 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined having the respective meanings ascribed to them in the Credit Agreement and the Security Agreement, as applicable) with the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Agent, pursuant to which the Lenders, subject to the terms and conditions set forth therein, have agreed to make Loans and other financial accommodations to the Borrowers;

WHEREAS, pursuant to the Security Agreement, the Grantors granted the Agent a security interest in substantially all of their assets including, without limitation, the Rolling Stock (as defined in the Security Agreement); and

WHEREAS, the Grantors have requested that the Agent, on behalf of itself and the Lenders, release its lien on and security interest in the Rolling Stock, and the Agent is willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.                                      Amendments to Security Agreement.

(a)                                 Section 1(b) of the Security Agreement is hereby amended by deleting the definition of “Excluded Property” set forth therein in its entirety and inserting in lieu thereof the following:

“Excluded Property” shall mean:

(a)                                 prior to the Discharge of the Senior Secured Notes Obligations (as defined in the Intercreditor Agreement), any Deposit Account or Securities Account established solely to hold the identifiable proceeds of any sale of Non-Accounts Collateral;

(b)                                 assets owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing Debt in respect of Capital Leases permitted to be incurred pursuant to Sections 10.2.2(f) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Debt in respect of such Capital Lease) validly prohibits the creation of any other Lien on such assets and proceeds;

(c)                                  any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by Section 10.2.1(o) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(d)                                 any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein;

(e)                                  assets of the Grantors held outside of the United States and Canada;

(f)                                   assets of any Foreign Subsidiary;

(g)                                  any capital stock, notes, instruments, other equity interests and other Securities of any Subsidiary or Affiliate of the U.S. Borrower (other than any Securities Account); provided, that (x) notwithstanding the foregoing, intercompany Debt held by any Grantor shall be deemed Collateral, but no notes or Securities evidencing the same shall be required to be delivered to the Agent hereunder and such notes or Securities (but not the Debt underlying such notes and Securities) shall not be Collateral, (y) no Grantor or any of its Subsidiaries shall pledge or grant any security interest in any such note or Security to any Person without the consent of the Agent, and (z) the intercompany loans (or any whole or partial replacements or refinancing thereof) being made on or about the date hereof to one or more Canadian Subsidiaries shall not be evidenced by a note or a security;

(h)                                 any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any Applicable Law or requires the consent not obtained of any Governmental Authority pursuant to any Applicable Law; and

(i)                                     subject to Section 4.8, any Rolling Stock.

provided, however, that (A) Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i)),

2

and (B) any property or asset that constitutes Excluded Property by reason of any violation or restriction shall cease to be Excluded Property upon the ineffectiveness, lapse or termination of such prohibition or restriction.”

(b)                                 Section 2(a) of the Security Agreement is hereby amended by deleting clause (ix) thereof in its entirety and inserting in lieu thereof the following:

“(ix)                        all Goods, including Equipment and Inventory;”

(c)                                  Section 3.2(a) of the Security Agreement is hereby amended by deleting clause (i)(C) thereof in its entirety and inserting in lieu thereof the following:

“(C)                         [intentionally omitted]”

(d)                                 Section 4.8 of the Security Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“4.8                 Special Covenants with Respect to Rolling Stock.  Each Grantor covenants and agrees that, in the event that such Grantor grants any Liens on any Rolling Stock to any Person (including, without limitation, pursuant to Sections 10.2.1(l) and (m) of the Credit Agreement), then simultaneously therewith such Grantor shall take whatever action as may be necessary or advisable in the opinion of the Agent (including executing and delivering an amendment to this Security Agreement and the filing of UCC financing statements) to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens in such Rolling Stock.  To the extent that any Grantor grants the Agent a Lien in any Rolling Stock pursuant to the immediately preceding sentence, (a) such Grantor shall cause such Rolling Stock (whether then owned or thereafter acquired by such Grantor) that, under Applicable Law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Grantor and cause such Rolling Stock (whether then owned or thereafter acquired by such Grantor), the ownership of which, under Applicable Law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Grantor, and in the case of any individual Rolling Stock of such Grantor with a fair market value in excess of $50,000, the Security Interest of the Agent shall be noted thereon, and (b) the Agent shall be authorized to enter into a collateral agency agreement, at the expense of the Grantors, with a Person reasonably acceptable to the Grantors to act as collateral agent with respect to Rolling Stock for the benefit of the Agent.”

(e)                                  Section 6.2 of the Security Agreement is hereby amended by deleting the third paragraph thereof in its entirety.

2.                                      Reaffirmation; Grant of Security Interest.  Each Grantor reaffirms all of its obligations under the Security Agreement, the Credit Agreement and the other Loan Documents to which it is a party, each as amended from time to time.  In addition, each Grantor hereby (a) ratifies and reaffirms all of the Liens and security interests heretofore granted pursuant to the Security Agreement and the other Loan Documents to which it is a party, each as amended from time to time,

3

and (b) bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:  (i) all Accounts Collateral; (ii) all cash and/or money; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all General Intangibles; (vii) all Instruments; (viii) all Intellectual Property; (ix) all Goods, including Equipment and Inventory; (x) all Investment Property; (xi) all Commercial Tort Claims described on Schedule 15 to the U.S. Perfection Certificate; (xii) all Supporting Obligations; (xiii) all Letter-of-Credit Rights; (xiv) books and records pertaining to the Collateral; (xv) any other contract rights or rights to payment of money, insurance claims and proceeds; and (xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.  Notwithstanding anything to the contrary contained in clauses (i) through (xvi) above, the security interest created by this Amendment shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

3.                                      Effect on Security Agreement.  The execution, delivery, and performance of this Amendment shall not operate as a waiver or amendment of any right, power, or remedy of the Agent under the Security Agreement or any other Loan Document.  Except to the extent expressly amended hereby, the Security Agreement shall be unaffected hereby, shall continue in full force and effect, is ratified and confirmed, and shall constitute the legal, valid, binding and enforceable obligation of each Grantor to the Agent.

4.                                      GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

5.                                      Counterparts; Delivery by Facsimile or Electronic Mail.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[The remainder of this page is intentionally left blank.]

4

IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to Security Agreement to be duly executed and delivered as of the date first above written.

CLEAN HARBORS, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Vice Chairman, President and
Chief Operating Officer

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS INDUSTRIAL SERVICES, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President

(signatures continued on next page)

[ Signature Page to First Amendment to Security Agreement (U.S. Domiciled Loan Parties) ]

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CATALYST TECHNOLOGIES, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
(list continued on next page)

[ Signature Page to First Amendment to Security Agreement (U.S. Domiciled Loan Parties) ]

CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
DURATHERM, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
MURPHY’S WASTE OIL SERVICE, INC.
PEAK ENERGY SERVICES USA, INC.
ROEBUCK DISPOSAL, LLC
SANITHERM USA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President

ARC ADVANCED REACTORS AND COLUMNS, LLC
CLEAN HARBORS EXPLORATION SERVICES, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ Michael McDonald
Name:	Michael McDonald
Title:	President

[ Signature Page to First Amendment to Security Agreement (U.S. Domiciled Loan Parties) ]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christopher M. O’Halloran
Name:	Christopher M. O’Halloran
Title:	Senior Vice President

[ Signature Page to First Amendment to Security Agreement (U.S. Domiciled Loan Parties) ]